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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT:
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 22, 1998 (JUNE 16, 1998)


                              NU-TECH BIO-MED, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




            DELAWARE                    0-11772                  25-1411971
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
         INCORPORATION)                                      IDENTIFICATION NO.)


                          476 MAIN STREET, SUITE 3-DFL
                          WAKEFIELD, RHODE ISLAND 02879
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (401) 789-9995



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ITEM 5.        OTHER EVENTS.

               THIS REPORT ON FORM 8-K REFERS TO AND SUMMARIZES CERTAIN AGREEMENTS, CONTRACTS AND DOCUMENTS RELATING TO NU-TECH BIO- MED, INC. ANY DESCRIPTION OF THE TERMS OR PROVISIONS OF SUCH AGREEMENTS, CONTRACTS AND DOCUMENTS DOES NOT PURPORT TO BE COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE ACTUAL AGREEMENT, CONTRACT OR DOCUMENT BEING DISCUSSED WHICH IS FILED AS AN EXHIBIT HERETO.

               On June 16, 1998, Nu-Tech Bio-Med, Inc. (the "Registrant") sold 67,500 shares(the "Shares"), representing approximately 2.7% of the issued and outstanding capital stock of PCL, of common stock (the "Common Stock") of Physicians Clinical Laboratory, Inc ("PCL") for the aggregate purchase price of $750,000 to Oaktree Capital Management, LLC, acting as agent on behalf of certain funds and accounts ("Oaktree"). The proceeds from the sale of the Shares will be used by the Registrant for working capital. The sale of the Shares was completed in connection with the loan (the "Loan") of $4,000,000 to PCL by Oaktree. Following the completion of a reorganization of PCL under chapter 11 of the Bankruptcy Code, Nu-Tech owned approximately 52.6% of the issued and outstanding capital stock of PCL. In June 1998, PCL's business required $4,000,000(the "Required Amount") for working capital purposes, the Registrant, however, did not have sufficient monies available to loan the Required Amount to PCL. Oaktree , the holder of approximately 44% of the issued and outstanding capital stock of PCL and approximately 96% of the outstanding principal amount of the Registrant's Senior Secured Notes due 2004, agreed to loan PCL the Required Amount. As consideration for the Loan, PCL required and received certain promissory notes and the right to purchase from the Shares and the right to elect a majority of the Board of Directors of PCL. As a result of the sale of the Shares, the Registrant and Oaktree now own 49.9% and 46.8%, respectively, of the outstanding and issued capital stock shares of Common Stock of PCL.

               In connection with the sale of the Shares, (the "Transaction") the Registrant entered into the following agreements: (A) the Stock Purchase Agreement, dated as of June 12, 1998 between the Registrant and Oaktree, attached hereto as Exhibit 99.1 (the "Stock Purchase Agreement"); and (B) the Amended and Restated Stockholders Agreement, dated as of June 12, 1998, by and among the Registrant, PCL, Oaktree and J. Marvin Feigenbaum attached hereto as
Exhibit 99.2 (the "Stockholders Agreement"). The following is a brief discussion of the substantive provisions of the Stockholders Agreement:

(i) Transfer Restrictions. None of the shares of Common Stock or any securities exercisable for or convertible into the Common Stock (the "Securities") held by the Stockholders may be transferred unless (A) the transferee shall deliver to Registrant, a written acknowledgment that the Securities are subject to the Stockholders Agreement; (B) such transfer shall be made pursuant to a public offering registered under the Securities Act and in accordance with applicable state law; (C) such transfer is made to an affiliate of the transferring Stockholder; (D) such transfer is made by the Registrant in a pro rata distribution of Securities to its stockholders or (E) such transfer is made by Oaktree in a distribution to its partners. In addition, the Stockholders agree that they will not, without the prior written consent of Registrant, transfer any shares of Common Stock to Cerberus Partners, L.P. or any entity which owns, directly or indirectly, 5% or more of the issued and outstanding equity securities of any entity that conducts clinical or specialized laboratory services as its principal business.



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(ii)           Stockholder Share Purchase Rights. If the Registrant desires in good faith to issue or transfer the securities, the Registrant shall deliver a written notice to the proposed transfer to each Stockholder (the "Transfer Notice"), which notice shall contain a description of the proposed transaction and the terms thereof, and shall be accompanied by a copy of the bona fide third party written offer. If the Registrant receives authority from its Board of Directors, it may issue the Securities on the terms set forth in the Transfer Notice; subsequently (except in certain circumstances set forth in the Shareholders Agreement), the Registrant shall make the offer to sell to each Stockholder a pro rata portion of the Securities based upon such Stockholder's holdings of New Common Stock. Any Stockholder may, by written notice, accept such offer, in whole or in part, within thirty (30) days after receipt of the offer.

(iii) Composition of Board of Directors. The Board of Directors, as specified in the Stockholders Agreement is comprised of:

                      Dr. Nathan Rubin
                      Mr. J. Marvin Feigenbaum
                      Mr. Matthew S. Barrett
                      Mr. David Sterling
                      Mr. Kenneth Liang

(iv) Voting Agreement. At the next annual or special meeting called for the purpose of electing directors, each Stockholder shall elect five members of the Board of Directors, of which two individuals shall be designated by Nu-Tech and three individuals shall be designated by the Oaktree. If a director designated by Oaktree or Nu-Tech vacates such position for any reason prior to the expiration of his or her term, then Oaktree or Nu-Tech shall have the right to nominate a replacement so long as it continues to beneficially own the percentage of outstanding Securities specified in the Stockholders Agreement.

(v) Corporate Governance. During such time as Nu-Tech has the right to designate Directors under the Shareholders Agreement, an affirmative vote of at least one Director who is appointed by Nu-Tech shall be required to: (A) authorize or propose to authorize any agreement of the Registrant other than issuances of securities pursuant to warrants, employee benefit plans, management incentive plans or employment agreements with officers of Registrant; (B) issue, or propose to issue any capital stock; (C) modify or propose to modify the Certificate of Incorporation or the Bylaws of Registrant; (D) or any security exercisable or exchangeable for or convertible into any of its capital stock;
(E) effect or propose to effect a recapitalization or propose to or reorganization of Registrant in any form; (F) consolidate or merge, or transfer all or substantially all of the properties and assets of Registrant; (G) incur, or cause any subsidiary of Registrant to incur any indebtedness or other payment obligation out of the ordinary course of business (other than amounts borrowed pursuant to the Loan and Security Agreement), that exceeds $1,000,000 when aggregated with all other outstanding indebtedness of Registrant and its subsidiary; (H) make any capital expenditure that exceeds $1,000,000 when aggregated with all other capital expenditures in the immediately preceding twelve month period; or (I) modify the employment agreement or otherwise approve any compensation arrangement or other transaction for the benefit of Mr. Feigenbaum other than as provided in the employment agreement.



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               In addition, upon the affirmative vote of two directors,
Registrant shall institute claims for indemnification pursuant to the provisions of the Stock Purchase Agreement between Registrant and Nu-Tech dated as of September 30, 1997. The Stockholders shall take all actions necessary to cause the Board of Directors to adopt resolutions that establish an Indemnity Committee.

(vi) Option. Pursuant to terms of the Stockholders agreement, Nu-Tech has granted to Oaktree an exclusive option (the "Option") to purchase all of the Securities held at the time of exercise of such Option (the "Option Shares") by Nu-Tech for aggregate consideration of $10,000,000 (the "Option Price"). The Option is exercisable by Oaktree on or prior to the earlier of (x) December 31, 2000 or (y) in the event that shareholder approval of the Option is required by the stockholders of Nu-Tech and such approval is not obtained prior to December 31, 1998 (the "Stockholder Termination Date"), then December 31, 1998. The Option shall be exercisable for a period of ninety (90) days following each date on which (i) one or more directors nominated by Nu-Tech fails to affirmatively vote for any action described in section (v) above that would require the approval of a director nominated by Nu-Tech and (ii) such action is approved by a majority of the members of the Board of Directors (each such date, a "Triggering Event").

               Oaktree may exercise the Option by delivering written notice to Nu-Tech of its intent to so exercise the Option and specifying the date on which the closing of such exercise of the Option shall occur, which shall in no event be later than ninety (90) days following the Triggering Event (the "Option Closing"). In the event that Oaktree exercises the Option prior to the Stockholder Termination Date and, as of such date, the Nu-Tech Stockholder Approval has not been obtained, the Option Closing shall occur as soon as practicable following the date on which Nu-Tech Stockholder Approval is obtained. In the event the Nu-Tech Stockholder Approval is not obtained prior to the Stockholder Termination Date, the exercise of the Option shall be deemed to have not occurred and Oaktree shall have no obligation to deliver the Option Price to Nu-Tech.

(vii) Buy-Sell Agreement. Subject to receipt of the Nu-Tech Stockholder Approval, if necessary, from and after December 31, 2000 until the date that is five years following the date the that Nu-Tech Stockholder Approval is obtained, either Oaktree or Nu-Tech (the "Initiating Stockholder") may give written notice (the "Buy/Sell Offering Notice") to the other party (the "Responding Stockholder") of the Initiating Stockholder's intent to purchase all (but not less than all) of the Securities that the Responding Stockholder owns.

               The Initiating Stockholder shall specify in the Buy/Sell Offering Notice the cash purchase price per share at which the Initiating Stockholder would be willing to purchase all of the Securities that the Responding Shareholder owns, which consideration shall not be less than $0.81 per share (subject to adjustment to reflect any and all stock splits, stock dividends and other combinations and reclassifications of Securities occurring following the date of the Stockholders Agreement) and the date on which such transaction will be consummated (which such date shall not be more than ninety (90) nor less than fifteen (15) days after the date of receipt by the Responding Stockholder of the Buy/Sell Offering Notice (the "Buy/Sell Closing")).

               Upon receipt of the Buy/Sell Offering Notice, the Responding Stockholder shall be obligated either:



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                      (i) To sell to the Initiating Stockholder for cash all of
its Securities on the date, at the price per share and on the terms set forth in the Buy/Sell Offering Notice; or

                      (ii) To purchase all of the Securities owned by the Initiating Stockholder for cash on the date, at the price per share and on the terms set forth in the Buy/Sell Offering Notice. If the Responding Stockholder elects to purchase the shares of the Initiating Stockholder, the offer of the Initiating Stockholder to purchase the Responding Stockholder's shares shall be deemed to be null and void and the Initiating Stockholder shall be deemed to have accepted an offer by the Responding Stockholder to purchase the Initiating Stockholder's shares at the per share purchase price proposed by the Initiating Stockholder.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

               (a)    N/A

               (b)    N/A

               (c)    EXHIBITS.

            EXHIBIT NO.       DESCRIPTION

               99.1           Stock Purchase Agreement, dated as of June 12,
                              1998 between the Registrant and Oaktree Capital
                              Management, LLC, acting as agent on behalf of certain funds and accounts ("Oaktree").

               99.2 Amended and Restated Stockholders Agreement, dated as of June 12, 1998, by and among the Registrant, Physicians Clinical Laboratory, Inc., Oaktree and
                              J. Marvin Feigenbaum.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NU-TECH BIO-MED, INC.



                                    By:    /s/ J. Marvin Feigenbaum
                                       -----------------------------------------
                                       J. Marvin Feigenbaum
                                       Chairman of the Board, President and



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                             Chief Executive Officer

Date:  June 22, 1998



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